Exhibit 4.4

ADC TELECOMMUNICATIONS, INC.,
AS ISSUER
AND
U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE
                    % CONVERTIBLE SUBORDINATED NOTES DUE 2015
INDENTURE
DATED AS OF                     , 2007

CROSS-REFERENCE TABLE*

TIA Indenture Section		Section
Section 310	(a)(1)	8.09
	(a)(2)	8.09
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	8.09
	(b)	8.08
	(c)	N.A.
Section 311	(a)	8.13
	(b)	8.13
	(c)	N.A.
Section 312	(a)	2.05
	(b)	12.03
	(c)	12.03
Section 313	(a)	8.15
	(b)(1)	N.A.
	(b)(2)	8.15
	(c)	8.15; 12.02
	(d)	8.15
Section 314	(a)	5.02; 5.03
	(b)	N.A.
	(c)(1)	12.04(a)
	(c)(2)	12.04(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.04(b)
	(f)	N.A.
Section 315	(a)	8.01(a); 8.01(b)(1)
	(b)	8.14; 12.02
	(c)	8.01(a)
	(d)	8.01(b)
	(e)	7.11
Section 316(a) (last sentence)		2.09
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	N.A.
	(b)	7.07
	(c)	12.05
Section 317	(a)(1)	7.08; 12.01
	(a)(2)	7.09; 12.01
	(b)	2.04; 12.01
Section 318	(a)	12.01
	(b)	N.A.
	(c)	12.01

*	Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

i

Exhibit A	- Form of Security:
- Assignment Form
- Form of Conversion Notice
- Form of Fundamental Change Purchase Notice
Exhibit B	Table showing the Increase in Conversion Rate in connection with a Make-Whole Fundamental Change

     THIS INDENTURE, dated as of December ___, 2007, is between ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”).
     In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the equal and ratable benefit of the Holders of the Securities.
ARTICLE 1
Definitions and Incorporation by Reference
     Section 1.01. Definitions.
     “Additional Interest” has the meaning specified in Section 7.03.
     “Additional Securities” has the meaning specified in Section 2.02(d).
     “Additional Shares” has the meaning specified in Section 4.02(b).
     “Adjustment Date” has the meaning specified in Section 4.02(b).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Agent Members” has the meaning specified in Section 2.01(d).
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.
     “Applicable Stock Price” has the meaning specified in Section 4.02(a).
     “Averaging Period” has the meaning specified in Section 4.02(a).
     “Bankruptcy Law” has the meaning specified in Section 7.01.
     “Base Conversion Rate” has the meaning specified in Section 4.02(a).
     “Base Conversion Price” has the meaning specified in Section 4.02(a).
     “beneficial owner” has the meaning specified in Section 3.01(a).
     “Board of Directors” means the board of directors of the Company or, except as used in the definition of Fundamental Change and except where the context otherwise requires, any duly authorized committee of such board of directors.

     “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.
     “capital stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
     “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Close of Business” means 5:00 p.m. New York City time.
     “Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 5 thereof.
     “Closing Price” means, on any Trading Day, the reported last sale price per share of the Common Stock (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the Nasdaq or, if the Common Stock is not listed for trading on the Nasdaq, as reported by the principal national or regional securities exchange on which the Common Stock is listed for trading or otherwise as provided in this Indenture.
     “Common Stock” means, subject to Section 4.09, shares of common stock of the Company, par value $0.20 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Company Order” has the meaning specified in Section 2.02(d).
     “continuing director” has the meaning specified in Section 3.01(a).
     “Conversion Agent” has the meaning specified in Section 2.03.
     “Conversion Date” has the meaning specified in Section 4.03(a).
     “Conversion Notice” has the meaning specified in Section 4.03(a).
     “Conversion Price” means, at any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time, rounded to the nearest cent.

     “Conversion Rate” means the number of shares of Common Stock issuable upon conversion of each $1,000 principal amount of Securities determined as set forth in Section 4.02(a).
     “Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at 60 Livingston Avenue, St. Paul Minnesota 55107-1419, or such other office as the Trustee may designate by written notice to the Company.
     “Current Market Price” means (i) in the case of the paragraph preceding the formula in Section 4.06(e), the Closing Price on the specified date and (ii) in the case of the definition of SP’ in Section 4.06(e), the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day immediately following the date such tender or exchange offer expires.
     “Custodian” has the meaning specified in Section 7.01.
     “Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.
     “Depositary” has the meaning specified in Section 2.01(b).
     “Designated Senior Debt” means the obligations of the Company under any Senior Debt in which the instrument creating or evidencing the same or any related agreements or documents to which the Company is a party expressly provides that such Senior Debt shall be “Designated Senior Debt” for purposes of this Indenture; provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Debt to exercise the rights of Designated Senior Debt.
     “Distributed Property” has the meaning specified in Section 4.06(c).
     “Event of Default” has the meaning specified in Section 7.01.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Ex Date” means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained after the expiration time.
     “Fundamental Change” has the meaning specified in Section 3.01(a).
     “Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).
     “Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).
     “Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(d).
     “Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).
     “GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time and consistently applied.
     “Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 5 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Holder” or “Securityholder” means the person in whose name a Security is registered in the Register.
     “Incremental Share Factor” has the meaning specified in Section 4.02(a).
     “Indebtedness” means, with respect to any Person:
          (a) all of such Person’s indebtedness, obligations and other liabilities, contingent or otherwise, (i) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of such Person or any of its subsidiaries or to only a portion thereof;
          (b) all of such Person’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;
          (c) all of such Person’s obligations and other liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on such Person’s balance sheet;
          (d) all of such Person’s obligations and other liabilities, contingent or otherwise, under any lease, purchase agreement, conditional sale or other title retention agreement, in connection with the lease or purchase of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including such Person’s obligations under such lease or related documents to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;
          (e) all of such Person’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;
          (f) all of such Person’s obligations for the deferred purchase price of property or services (including accrued salaries, vacation and other employee benefits but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business);
          (g) all of such Person’s direct or indirect guarantees or similar agreements in respect of, and all obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (f); and
          (h) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (g).

     The amount of Indebtedness of any Person at any date shall be (i) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA and those provisions of the TIA required to be included herein by the TIA.
     “Initial Securities” means the Securities issued on the date hereof in the aggregate principal amount of $___, and any Securities issued in replacement thereof.
     “Interest Payment Date” has the meaning set forth in the Securities.
     “Interest Payment Record Date” has the meaning set forth in the Securities.
     “junior securities” has the meaning set forth in Section 9.17.
     “Legal Holiday” has the meaning specified in Section 12.07.
     “Make-Whole Fundamental Change” has the meaning specified in Section 3.01(a).
     “Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Maturity Date” means July 15, 2015.
     “Merger Event” has the meaning specified in Section 4.09.
     “Nasdaq” means the Nasdaq Global Select Market.
     “Notice of Default” has the meaning specified in Section 7.01.
     “NYSE” means the New York Stock Exchange.
     “Officer” means, with respect to any Person, the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.
     “Officers’ Certificate” means a certificate signed by at least two Officers of the Company; provided, however, that for purposes of Section 5.03, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company.

     “Opinion of Counsel” means a written opinion from legal counsel containing, as applicable, the information specified in Section 12.04. The counsel may be an employee of or counsel to the Company who is reasonably satisfactory to the Trustee.
     “Paying Agent” has the meaning specified in Section 2.03.
     “Payment Blockage Notice” has the meaning specified in Section 9.03(b).
     “Payment Blockage Period” has the meaning specified in Section 9.03(b).
     “Payment Default” has the meaning specified in Section 9.03(a).
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, statutory trust, unincorporated organization, government or any agency or political subdivision thereof.
     “Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.
     “Prospectus” means that final prospectus dated [___], 2007 relating to the Securities and the Company’s ___% Convertible Subordinated Notes due 2017.
     “Record Date” means (i) with respect to any payment of interest on the Securities, the Interest Payment Record Date and (ii) with respect to the events specified in Section 4.06, the meaning specified in Section 4.06.
     “Reference Property” has the meaning specified in Section 4.09.
     “Register” has the meaning specified in Section 2.03.
     “Registrar” has the meaning specified in Section 2.03.
     “Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Services department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.
     “Security” or “Securities” means the Company’s ___% Convertible Subordinated Notes due 2015, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.
     “Senior Debt” means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions, or refundings of, or amendments, modifications or supplements to, the foregoing. “Senior Debt” does not include:
     (a) Indebtedness that expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is on the same basis or junior to the Securities; and
     (b) any Indebtedness to any Subsidiary, other than Indebtedness to a Subsidiary arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not a Subsidiary.
     “Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.
     “Spin-Off” has the meaning specified in Section 4.06(c).
     “Spin-Off Securities” has the meaning specified in Section 4.06(c).
     “Stock Price” has the meaning specified in Section 4.02(b).
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding voting stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof, or persons performing similar functions, is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.
     “Trigger Event” has the meaning specified in Section 4.06(c).
     “Trustee” means U.S. Bank National Association, not in its individual capacity, but solely in its capacity as trustee hereunder, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor Trustee.
     “Underwriters” means Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Bear Stearns & Co. Inc.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

     “voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors.
     Section 1.02. Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the TIA. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC;
     “indenture securities” means the Securities;
     “indenture security holder” means a Securityholder;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the indenture securities means the Company and any successor obligor on the Securities.
     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.03. Rules of Construction. Unless the context otherwise requires:
(a)	a term has the meaning assigned to it herein;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	words in the singular include the plural, and words in the plural include the singular;

(d)	provisions apply to successive events and transactions;

(e)	the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f)	the masculine gender includes the feminine and the neuter;

(g)	references to agreements and other instruments include subsequent amendments thereto;

(h)	“herein,” “hereof,” “hereunder,” “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(i)	unless context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(j)	“or” is not exclusive; and

(k)	“including” means including without limitation.

ARTICLE 2
The Securities
     Section 2.01. Form and Dating. (a) The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Securities. All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.
     (c) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities, in each case in accordance with this Indenture. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, or otherwise in accordance with this Indenture, and shall be made on the records of the Trustee and the Depositary.
     The Company shall issue and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in accordance with Section 2.02, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth in Exhibit A hereto.
     (d) Book Entry Provisions. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Securities shall have any rights under this Indenture, and the Depositary or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depositary, or any of its members and any other Person on whose behalf such member may act.
     (e) Certificated Securities. Certificated Securities shall be issued only under the circumstances provided in Section 2.12(a)(i).
     Section 2.02. Execution and Authentication. (a) A duly authorized Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.
     (b) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     (c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     (d) The Trustee shall initially authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $___(which includes $___aggregate principal amount if the Underwriters exercise their over-allotment option in full) upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company may, without the consent of the Holders, re-open the Securities and issue additional Securities (the “Additional Securities”) with the same terms and with the same CUSIP number as the Securities in an unlimited aggregate principal amount; provided, however that no such Additional Securities may be issued unless fungible with the Securities offered hereby for U.S. federal income tax purposes. The Trustee shall authenticate Additional Securities thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a Company Order in aggregate principal amount as specified in such order (except as provided in Section 2.07). Each such Company Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Such Additional Securities shall have identical terms to the Initial Securities except for issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waivers, amendments and offers to purchase.
     (e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the United States where Securities may be presented for purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.
     The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term “Registrar” includes any co-registrar, including any named pursuant to Section 5.06. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 5.06. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 5.06.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.
     The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.
     Section 2.04. Paying Agent to Hold Money and Securities in Trust. Prior to 11:00 a.m., New York City time, on each due date of payments in respect of, or delivery of Cash or shares of Common Stock, as applicable and as provided herein, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) or with the Conversion Agent such number of shares of Common Stock or other consideration sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all Cash, Common Stock or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the Cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.
     The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all Cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all Cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for such Cash, Common Stock or other consideration, as applicable.
     Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Securityholders in such form and as of such date as the Trustee may reasonably request.

     Section 2.06. Transfer and Exchange. (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit A attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10, Section 10.05, Article 3 or Article 4, in each case, not involving any transfer.
     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
     (b) Any Registrar appointed pursuant to Section 2.03 or Section 5.06 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     (c) Each Holder agrees to indemnify the Company, each Registrar and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.
     Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be, in accordance herewith.
     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.
     The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid or repurchased pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.
     If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser. A mutilated Security ceases to be outstanding upon surrender and replacement thereof pursuant to Section 2.07.
     If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 11:00 a.m., New York City time, on the Maturity Date or on a Fundamental Change Purchase Date, as the case may be, Cash sufficient to pay all Initial Securities and all Additional Securities then payable, then on and after such Maturity Date or Fundamental Change Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.
     If a Security is converted in accordance with Article 4, then on the Conversion Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.
     Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.
     Section 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the

Company or of such other obligor shall be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, request, demand, authorization, direction, waiver or consent, only Securities which a Responsible Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor. If requested by the Trustee, the Company agrees to notify the Trustee in writing of the existence of any such Treasury Securities or Securities owned by the Company, any other obligor on the Securities, or, to the knowledge of the Company, any Affiliate of the Company.
     Section 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 4.
     All Securities that are purchased pursuant to Article 3 or otherwise acquired by the Company shall be delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
     Section 2.12. Legend; Additional Transfer and Exchange Requirements. (a) Transfer and Exchange of Global Securities.
          (i) Certificated Securities shall be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days of such notice, (y) the Company decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary) or (z) if an Event of Default has occurred and is continuing, each of clauses (x), (y) and (z) in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. In the event that the Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Depositary to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.06 or 7.07 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Certificated Securities had been issued.
          (ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:
          (x) to register the transfer of the Certificated Securities to a person who shall take delivery thereof in the form of Certificated Securities only; or
          (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.06(a).
     (c) Transfers of Certificated Securities for Beneficial Interests in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders (i) stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:
          (x) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security; or
          (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.06(a).
     (d) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company, or any of its Subsidiaries or any of its Affiliates.
     Section 2.13. CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.
     Section 2.14. Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitute and shall constitute an unsecured general obligation of the Company, ranking subordinate in right of payment to all Senior Debt as more fully set forth in Article 9 of this Indenture.
     Section 2.15. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered, which shall initially be the Depositary, as the owner of such Security for the purpose of receiving payment of principal of, Fundamental Change Purchase Price and interest on the Security, for the purpose of receiving Common Stock or Cash and for all other purposes, including without limitation, for purposes of giving notices hereunder, whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.
     Section 2.16. Defaulted Interest. If the Company defaults on a payment of interest (including any Additional Interest) on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a reasonable manner. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange.
ARTICLE 3
Repurchase of Securities at Option of Holders
     Section 3.01. Purchase of Securities at Option of the Holder upon a Fundamental Change. (a) In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder’s option, to require the Company to purchase all of such Holders’ Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Purchase Date”) that is not less than 20 nor more than 30 Business Days after the date the Company mails the Fundamental Change Company Notice pursuant to Section 3.01(b), at a purchase price in Cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including any Additional Interest) to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.01(d). No Securities may be purchased at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Securities.
     A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:
     (i) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors and (A) files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (B) the Company otherwise becomes aware of any such person or group; or
     (ii) the Common Stock into which the Securities are then convertible ceases to be listed for trading on the NYSE, Nasdaq or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States;
     (iii) the first day on which a majority of the members of the Company’s board of directors does not consist of continuing directors; or
     (iv) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition in a single transaction or a series of transactions of all or substantially all of the Company’s properties and assets other than:
     (A) any transaction:
     (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock; and
     (2) pursuant to which holders of the Company’s capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after giving effect to such transaction in substantially the same proportion as their entitlement to exercise, directly or indirectly, voting power of shares of the Company’s capital stock entitled to vote generally in elections of the Company’s directors immediately prior to such transaction; or
     (B) any transaction that is effected solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving corporation; or

     (C) any transaction with any of the Company’s wholly-owned subsidiaries, so long as such transaction is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing of all or substantially all of the Company’s properties and assets to any other Person or Persons.
     (v) the Company’s shareholders approve any plan or proposal for the Company’s liquidation or dissolution.
However, a fundamental change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (iv) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange and, as a result of the transaction or transactions, the Securities become convertible into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.
     A “Make-Whole Fundamental Change” shall be deemed to have occurred upon the occurrence of a Fundamental Change described in clause (i) or clause (iv) above pursuant to which 10% or more of the consideration for the Company’s Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange.
     For purposes of this Section 3.01:
(I)	“board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

(II)	“continuing director” means a director who either was a member of the Company’s board of directors on the date hereof, or who becomes a member of the board of directors subsequent to that date and whose election, appointment or nomination for election by the Company’s shareholders is duly approved by a majority of the continuing directors on the Company’s board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company’s entire board of directors in which such individual is named as a nominee for director; and

(III)	“person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     (b) Notice of Make-Whole Fundamental Change. The Company will give notice of an anticipated Make-Whole Fundamental Change to each Holder (and to beneficial owners as required by applicable law) no later than the 15th scheduled Trading Day prior to the date on which a Make-Whole Fundamental Change is anticipated to become effective.
     (c) Notice of Fundamental Change. Within 15 Business Days after the effective date of each Fundamental Change, the Company shall notify the Trustee of the Fundamental Change Purchase Date and shall mail a written notice of the Fundamental Change (each such notice, a “Fundamental Change Company Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section

12.02. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:
     (i) the events causing such Fundamental Change, the adjustment date of the Fundamental Change (in the case of a Make-Whole Fundamental Change) and the date of effectiveness of such Fundamental Change;
     (ii) that the Holder has a right to require the Company to purchase the Holder’s Securities;
     (iii) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;
     (iv) the Fundamental Change Purchase Date;
     (v) the Fundamental Change Purchase Price;
     (vi) the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 3.01;
     (vii) the names and addresses of the Paying Agent and the Conversion Agent;
     (viii) that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;
     (ix) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;
     (x) the Conversion Rate (after giving effect to any change in the Conversion Rate that resulted from the Fundamental Change);
     (xi) that the Securities with respect to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 4 of this Indenture only if either (i) the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price;
     (xii) the procedures for withdrawing a Fundamental Change Purchase Notice;
     (xiii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and
     (xiv) the CUSIP number(s) of the Securities.
     If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures for repurchases.
     At the Company’s request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be consented to by the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.01(b); provided further, however, that the text of such notice shall be prepared by the Company.
     (d) Fundamental Change Purchase Notice. A Holder may exercise its right specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to and such Fundamental Change Purchase Notice must be received by the Paying Agent no later than the Close of Business on the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:
     (i) if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;
     (ii) the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and
     (iii) that such Securities are being tendered for and shall be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in this Indenture.
     The book-entry transfer or delivery of such Security to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price; provided, however, that such Fundamental Change Purchase Price shall be paid pursuant to this Section 3.01 only if the Security so transferred by book-entry or delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Purchase Notice.
     The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Section 3.01 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(d) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notices or written notices of withdrawal thereof.
     (e) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or transferred by book-entry or delivered for purchase, in accordance with the Applicable Procedures.
     Section 3.02. Effect of Fundamental Change Purchase Notice. (a) Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date (provided such Holder has satisfied the conditions in Section 3.01(d) with respect to such Security) and (ii) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01(d). A Security in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice, unless either (i) such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b); or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price, provided, that the conversion right with respect to such Security shall terminate at the Close of Business on the date such default is cured and such Security is purchased in accordance herewith.
     (b) A Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Fundamental Change Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and such notice of withdrawal must be received by the Paying Agent at any time prior to the Close of Business on the Fundamental Change Purchase Date, specifying:
     (i) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;
     (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and
     (iii) the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Purchase Notice and that has been or shall be delivered for purchase by the Company.
     Section 3.03. Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on a Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount in Cash (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Purchase Date.
     If the Paying Agent holds, in accordance with the terms hereof, at 11:00 a.m., New York City time, on the Business Day following a Fundamental Change Purchase Date, Cash sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with this Indenture, then, on and after such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest (including Additional Interest) on such Securities shall cease to accrue, whether or not such Securities are transferred by book-entry or delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).
     Section 3.04. Securities Purchased in Part. Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Fundamental Change Purchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     Section 3.05. Repayment to the Company. To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date, then, within one day after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess Cash to the Company.
     Section 3.06. Compliance with Securities Laws upon Purchase of Securities. When complying with the provisions of Article 3 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:
     (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and
     (b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 3 to be exercised in the time and in the manner specified herein.
ARTICLE 4
Conversion
     Section 4.01. Conversion Privilege. The Securities shall be convertible in accordance with their terms and in accordance with and subject to this Article 4 into a number of shares of Common Stock equal to the Conversion Rate, subject to the provisions of Section 4.02 regarding fractional shares, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date. Securities may be converted only in denominations of $1,000 principal amount and integral multiples thereof.
     Section 4.02. Conversion Rate. (a) The Conversion Rate shall be determined as follows:
     If the Applicable Stock Price is less than or equal to the Base Conversion Price, the Conversion Rate will be the Base Conversion Rate.
     If the Applicable Stock Price is greater than the Base Conversion Price, the Conversion Rate will be determined in accordance with the following formula:
     The Conversion Rate, including any Additional Shares added to the Conversion Rate pursuant to Section 4.02(b), will not exceed                      (which is equal to a Conversion Price of $                     per share); however such maximum Conversion Rate will be appropriately adjusted for all Base Conversion Rate adjustments (and adjustments to the Incremental Share Factor) as described in Section 4.06 hereof.
     The “Base Conversion Rate” per $1,000 principal amount of Securities is                     , subject to adjustment as described in Section 4.06 hereof.

     The “Base Conversion Price” is a dollar amount (initially $                    ) derived by dividing $1,000 by the Base Conversion Rate.
     The “Incremental Share Factor” is                     , subject to the same proportional adjustments as the Base Conversion Rate as set forth in Section 4.06.
     The “Applicable Stock Price” is equal to the average of the Closing Prices of the Common Stock over the five Trading Day period starting the third Trading Day following the Conversion Date of the Securities; provided that with respect to the Securities surrendered for conversion during the ten Trading Day period prior to the Maturity Date, the Applicable Stock Price shall be equal to the average of the Closing Prices of the Common Stock over the five-Trading Day period following the Maturity Date; and provided further that with respect to Securities surrendered for conversion in connection with a Make-Whole Fundamental Change, the Applicable Stock Price shall be determined on the basis of the Averaging Period set forth in Section 4.02(b). The five-trading day period used to determine the Applicable Stock Price is the “Averaging Period.”
     A Holder of a Security otherwise entitled to a fractional share will receive cash in an amount equal to the value of such fractional share based on the Applicable Stock Price.
     A Security for which a Holder has delivered a Fundamental Change Purchase Notice requiring the Company to purchase the Securities may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.
     (b) If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change, then the Conversion Rate of the Securities being converted by such Holder shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) set forth in Exhibit B. For the avoidance of doubt, the increases provided for in this Section 4.02(b) shall only be made with respect to the Securities being converted in connection with such Make-Whole Fundamental Change and shall not be effective as to any Securities not so converted. For purposes of this Section 4.02, a conversion shall be deemed to be “in connection” with a Make-Whole Fundamental Change if it occurs during the period that begins on (and includes) the 15th scheduled Trading Day prior to the date on which such Make-Whole Fundamental Change becomes effective and ends on (and includes) the Fundamental Change Purchase Date relating to such Make-Whole Fundamental Change as set forth in Article 3.”
     The increase in the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Securities, will be determined by the Company by reference to the table attached as Exhibit B hereto, based on the earliest of the date on which the Make-Whole Fundamental Change is publicly announced, occurs or becomes effective (the “Adjustment Date”) and the price paid or deemed to be paid per share of Common Stock in the transaction constituting the Make-Whole Fundamental Change (the “Stock Price”) subject to adjustment as set forth in the next paragraph; provided that if a Holder of the Common Stock receives only Cash in connection with such transaction, the Stock Price shall be the Cash amount paid per share. In all other cases, the Stock Price will be the average of the Closing Prices of the Common Stock over the five consecutive Trading Days prior to but not including the date of effectiveness of the Make-Whole Fundamental Change, provided that (i) if the Stock Price is between two Stock Price amounts on the table or the Adjustment Date is between two Adjustment Dates on the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the earlier and later adjustment dates based on a 365-day year, as applicable; (ii) if the Stock Price is in excess of $                     per share (subject to adjustment in the same manner as the Stock Price), no increase in the Conversion Rate will be made; and (iii) if the Stock Price is less than $                     per share (subject to adjustment as set forth in the next paragraph), no increase in the Conversion Rate will be made.

   The Stock Prices set forth in the first columns of the table attached as Exhibit B hereto will be adjusted as of any date on which the Base Conversion Rate is adjusted, as set forth in Section 4.06 hereof. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Base Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Base Conversion Rate as set forth in Section 4.06 hereof.
   If, as set forth in this Section 4.02(b), the Company is required to increase the Conversion Rate by the Additional Shares as a result of a Make-Whole Fundamental Change, the Averaging Period for all Securities converted in connection with such Fundamental Change (regardless of the actual Conversion Date) will consist of the five Trading Day period immediately preceding (but not including) the date of effectiveness of the Make-Whole Fundamental Change. Securities surrendered for conversion in connection with a Make-Whole Fundamental Change will be settled as follows:
•	If the Conversion Date occurs prior to the date of effectiveness of such Make-Whole Fundamental Change, settlement shall occur no later than the third Trading Day immediately following such date of effectiveness; and

•	If the Conversion Date occurs on or following the date of effectiveness of such Make-Whole Fundamental Change, settlement shall occur no later than the third Trading Day immediately following such Conversion Date.
The Company will settle such conversions by delivering Reference Property equivalent to shares of the Common Stock based on the increased Conversion Rate resulting from such Make-Whole Fundamental Change.
   For the avoidance of doubt, in the event Securities are surrendered for conversion in connection with an anticipated Make-Whole Fundamental Change and such Make-Whole Fundamental Change does not in fact occur, no Additional Shares will be added to the Conversion Rate and no additional Cash or Reference Property will be paid as a result of the related anticipated Make-Whole Fundamental Change.
     Section 4.03. Conversion Procedure. (a) The right of conversion attaching to any Security may be exercised at any time during which conversion is permitted in accordance with Section 4.01 (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (1) a duly signed and completed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.07 regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents if required by the Conversion Agent; and (4) payment of any tax or duty, in accordance with Section 4.04, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Securities will be deemed to be converted immediately prior to the Close of Business on the Conversion Date. The Company shall deliver the shares to the Holder through a Conversion Agent in the form of a certificate for the number of whole shares of Common Stock issuable upon the conversion or, in the case of holders of Securities in book-entry form with DTC, in accordance with DTC customary practices. In each case, the Company shall also deliver to such holder Cash in lieu of any fractional shares pursuant to Section 4.02(a)). The Company shall deliver such shares and Cash as promptly as practicable after the Conversion Date and the completion of the relevant calculations relating to the conversion considerations and, except as set forth in Section 4.02(b), in any event no later than the third Trading Day immediately following the averaging period.
     (b) The person in whose name the Security is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security or satisfaction of the other conditions in Section 4.03(a) on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall, provided that all such conditions have been satisfied, be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Security, such person shall no longer be a Holder of such Security.
     (c) The Company’s delivery to the Holder of the full number of shares of Common Stock into which the Security is convertible, together with any Cash payment for such holder’s fractional shares, will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security and to satisfy the Company’s obligation to pay accrued and unpaid interest (including any Additional Interest) to but not including the Conversion Date. As a result, accrued interest is deemed paid in full rather than cancelled, extinguished or forfeited.
     (d) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder, a new Security equal in principal amount of the unconverted portion of the Security surrendered.
     Section 4.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon exercise of such conversion rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of shares of Common Stock in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing shares of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     Section 4.05. Company to Provide Stock. (a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.
     (b) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.
     (c) The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and, if the Common Stock is then listed or quoted on the NYSE, the Nasdaq or any other United States national or regional securities exchange or other market, shall list or cause to have quoted and keep listed and quoted the shares of Common Stock issuable upon conversion of the Securities to the extent permitted or required by the rules of such exchange or market; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.
     (d) Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect solely of its right to conversion.
     Section 4.06. Adjustment of Conversion Rate. This Section 4.06 describes adjustments to the Base Conversion Rate to be made in connection with the events described below, as well as events that will not result in adjustment of the Base Conversion Rate, treatment of rights and treatment of Reference Property. For purposes of this Section 4.06, each adjustment event that applies to the Base Conversion Rate shall also be applied to the Incremental Share Factor in the same manner, and all other references to Base Conversion Rate shall be deemed to refer to both the Base Conversion Rate and the Incremental Share Factor. Accordingly, for purposes of determining any adjustment to the Incremental Share Factor or any other effect on the Incremental Share Factor, each reference to the Base Conversion Rate appearing below shall be replaced with a reference to the Incremental Share Factor. The Base Conversion Rate shall be adjusted from time to time by the Company (and the Incremental Share Factor will be proportionally adjusted in the same manner) if any of the following events occur, except that the Company will not make any adjustment if Holders of Securities may participate, as a result of holding the Securities, in the transactions described without having to convert their Securities:
     (a) If the Company, at any time or from time to time while any of the Securities are outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination in respect of the Common Stock, then the Base Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex Date of such dividend or distribution, or effective date of such share split or combination, as applicable;

CR’	=	the Base Conversion Rate in effect on and after the Ex Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex Date or effective date; and

OS’	=	the number of shares of Common Stock outstanding on and after the Ex Date or effective date.
     Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Ex Date of such dividend or distribution or the effective date of such share split or share combination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 4.06(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Base Conversion Rate shall again be adjusted to the Base Conversion Rate which would then be in effect if such dividend, distribution, share split or share combination had not been declared.
     (b) If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all holders of its outstanding shares of Common Stock any rights or warrants (other than pursuant to any dividend reinvestment or share purchase plans) entitling them for a period of not more than 45 days from the issuance date thereof to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Base Conversion Rate shall be adjusted based on the following formula:

where
CR0	=	the Base Conversion Rate in effect immediately prior to the Ex Date for such issuance;

CR’	=	the Base Conversion Rate in effect on and after the Ex Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.
     Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Ex Date of such issuance. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Base Conversion Rate shall be readjusted to the Base Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate which would then be in effect if the announcement with respect to such rights, warrants or convertible securities had not been made.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than Cash, to be determined in good faith by the Company’s Board of Directors.
     (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than Common Stock as covered by Section 4.06(a)), evidences of its Indebtedness or other non-cash assets or property of the Company (including securities, rights or warrants, but excluding (i) dividends and distributions and rights or warrants covered by Section 4.06(a), Section 4.06(b) or Section 4.06(e), (ii) cash covered by Section 4.06(d) and (iii) to the extent provided in Section 4.08, rights distributed pursuant to a shareholder rights agreement) (any of such shares of capital stock, Indebtedness, or other assets or property hereinafter in this Section 4.06(c) called the “Distributed Property”), then, in each such case the Base Conversion Rate shall be adjusted based on the following formula:
     where

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR’	=	the Base Conversion Rate in effect on and after the Ex Date for such distribution;

SP0	=	the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Company’s Board of Directors) of the portion of Distributed Property with respect to each outstanding share of Common Stock on the Ex Date for such distribution.
     Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the Ex Date; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date fixed for determination for Shareholders entitled to receive such distribution. If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such record date had not been fixed. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Prices of the Common Stock for purposes of calculating SP0 in the formula in this Section 4.06(c).
     With respect to an adjustment pursuant to this Section 4.06(c) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off,” and any such dividend or distribution of Common Stock, shares of capital stock or equity interests being “Spin-Off Securities”), the Base Conversion Rate in effect immediately before the Close of Business on the 15th Trading Day immediately following, and including, the Ex Date for the distribution of the Spin-Off Securities shall be increased based on the following formula:

     where

CR0	=	the Base Conversion Rate in effect immediately prior to the Close of Business on the 15th Trading Day immediately following, and including, the Ex Date for the distribution of the Spin-Off Securities;

CR’	=	the Base Conversion Rate in effect from and after the Close of Business on the 15th Trading Day immediately following, and including, the Ex Date for the distribution of the Spin-Off Securities;

FMV0	=	the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the fifth Trading Day after the Ex Date for such distribution; and

MP0	=	the average of the Closing Prices of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the fifth Trading Day after the Ex Date for such distribution.
     Such adjustment shall occur at the Close of Business on the 15th Trading Day from, and including, the Ex Date for the distribution of the Spin-Off Securities; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spin-Off Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.06(c), (and no adjustment to the Base Conversion Rate under this Section 4.06(c), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Base Conversion Rate shall be made under this Section 4.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Base Conversion Rate under this Section 4.06(c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Base Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Base Conversion Rate shall be readjusted as if such rights or warrants had not been issued.

     For purposes of this Section 4.06(c), Section 4.06(a) and Section 4.06(b), any dividend or distribution to which this Section 4.06(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.06(a) or 4.06(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 4.06(a) or 4.06(b) applies (and any Base Conversion Rate adjustment required by this Section 4.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 4.06(a) or 4.06(b) applies (and any further Base Conversion Rate adjustment required by Section 4.06(a) and 4.06(b) with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall be substituted for “the Ex Date,” “the Ex Date or effective date,” “the day following the Ex Date for such dividend or distribution or the effective date of such share split or share combination” and “the Ex Date for such issuance” within the meaning of Section 4.06(a) and Section 4.06(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex Date or effective date” within the meaning of Section 4.06(a).
     (d) If a cash dividend or distribution is made to all holders of Common Stock (other than (i) in connection with the Company’s liquidation, dissolution or winding up or (ii) distributions described in Section 4.06(e)), the Base Conversion Rate shall be adjusted based on the following formula:
     where

CR0	=	the Base Conversion Rate in effect at the Close of Business on the Business Day immediately prior to the Ex Date for such dividend or distribution;

CR’	=	the Base Conversion Rate in effect on and after the Ex Date for such distribution;

SP0	=	the average Closing Price of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such dividend or distribution; and

C	=	the amount in cash per share the Company dividends or distributes to holders of Common Stock.
     Such adjustment shall become effective immediately after the Close of Business on the Ex Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount upon conversion, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date. If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 4.06(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Base Conversion Rate is required pursuant to this Section 4.06(d), references in this Section to one share of Common Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) If the Company or any of its Subsidiaries makes a payment of cash or other consideration in respect of a tender offer or exchange offer for all or any portion of the Common Stock, where such cash and the value of any such other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Current Market Price of the Common Stock on the 10th Trading Day immediately following the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Base Conversion Rate shall be increased based on the following formula:
     where

CR0	=	the Base Conversion Rate in effect immediately before the Close of Business on the expiration date;

CR’	=	the Base Conversion Rate in effect on and after the effective date of the adjustment;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (including any shares validly tendered and not withdrawn in connection with the tender or exchange offer but excluding any shares held in the Company’s treasury);

OS’	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges could have been made pursuant to the tender or exchange offer (excluding shares validly tendered and not withdrawn in connection with the tender or exchange offer or shares held in the Company’s treasury); and
SP’	=	the Current Market Price.
     The adjustment to the Base Conversion Rate under this Section 4.06(e) shall occur on the 10th Trading Day immediately following the last date on which such tender or exchange offer expires.
     If the Company or a Subsidiary is obligated to repurchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. Except as set forth in the preceding sentence, if an adjustment to the Base Conversion Rate pursuant to this Section 4.06(e) with respect to any tender offer or exchange offer would result in a decrease in the Base Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 4.06(e). If an adjustment to the Base Conversion Rate is required pursuant to this Section 4.06(e) during any settlement period in respect of Securities that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 4.06(e).
     (f) For purposes of this Section 4.06 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (g) If application of the formulas provided in Sections 4.06(a), 4.06(b), 4.06(c), 4.06(d) or 4.06(e) would result in a decrease in the Base Conversion Rate, no adjustment to the Base Conversion Rate shall be made except in the case of a share split or combination of the Common Stock.
     (h) In any case in which this Section 4.06 shall require that an adjustment be made following a record date, Ex Date, effective date or expiration date, as the case may be, established for purposes of this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.11) issuing to the Holder of any Security converted after such record date, Ex Date, effective date or expiration date the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-Cash assets or rights or warrants issuable upon such conversion over and above Cash payable, or the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-Cash assets or rights or warrants issuable, upon such conversion only on the basis of the Base Conversion Rate prior to adjustment; and, in lieu of the shares, evidences of indebtedness or other non-Cash assets or rights or warrants the issuance of which, or Cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or Cash, as the case may be. If any distribution in respect of which an adjustment to the Base Conversion Rate is required to be made as of the record date, Ex Date, effective date or expiration date therefor is not thereafter made or paid by the Company for any reason, the Base Conversion Rate shall be readjusted to the Base Conversion Rate which would then be in effect if such record date had not been fixed or such Ex Date, effective date or expiration date had not occurred.
     (i) If one or more events occur requiring an adjustment be made to the Base Conversion Rate for a particular period, adjustments to the Base Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Base Conversion Rate adjustments, as set out in this Section 4.06, during such period.
     Section 4.07. No Adjustment. No adjustment in the Base Conversion Rate or the Incremental Share Factor shall be required unless the adjustment would result in a change in the Base Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 4.07 is not required to be made shall be carried forward and taken into account in subsequent adjustments and in connection with any conversion of Securities. All calculations under this Article 4 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
     No adjustment in the Base Conversion Rate or the Incremental Share Factor need be made for (i) issuances of Common Stock pursuant to any present or future Company plan for reinvestment of dividends or interest payable on the Company’s securities or the investment of additional optional amounts thereunder in shares of Common Stock, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries, (iii) upon the issuance of any shares of

Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described under (ii) above and outstanding as of the date the Securities were first issued, (iv) a change in the par value of the Common Stock or (v) accrued and unpaid interest, including Additional Interest, if any.
     No adjustment to the Base Conversion Rate need be made pursuant to Section 4.06 for a transaction if Holders are permitted to participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. For the avoidance of doubt, if a distribution occurs that would generally result in adjustment of the number of shares deliverable to Holders of the Securities as a portion of conversion consideration to which such Holders are entitled, instead of making that adjustment, the Company may instead deem such Holders to be Holders of record for purposes of that distribution so that such Holders would receive the distribution at the time they receive the conversion consideration.
     Whenever a provision of the Indenture requires the calculation of an average of the Closing Price over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex Date of the event occurs, at any time during the period from which the average is to be calculated.
     Section 4.08. Shareholder Rights Agreements. Upon conversion of the Securities, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under the Company’s existing shareholder rights agreement or under any future shareholder rights agreement the Company adopts that provides that each share of Common Stock issued upon conversion of the Securities at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 4.06. If the rights have separated from the Common Stock, the Base Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock, evidences of Indebtedness or assets as described in Section 4.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 4.09. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If (1) there shall occur (a) any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination of Common Stock); (b) a statutory share exchange, consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination of Common Stock) in, outstanding shares of Common Stock; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to another Person; and (2) pursuant to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Common Stock would be entitled to receive stock (other than Common Stock), other securities, other property, assets or Cash (or any combination thereof) for such shares of Common Stock (any such event a “Merger Event”), then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company and providing that, at the effective time of the Merger Event, the right to convert a Security will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such transaction (assuming for such purposes that such conversion were settled entirely in Common Stock and without giving effect to any adjustment to the Conversion Rate with respect to a Make-Whole Fundamental Change) immediately prior to such Merger Event, except that such Holders will not be entitled to an increase in the Conversion Rate if such Holder does not convert its Securities “in connection with” the relevant Fundamental Change. If the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities in accordance with the provisions of this Article 4 prior to the effective date of such Merger Event. Such supplemental indenture shall provide for adjustments of the Base Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Base Conversion Rate provided for in this Article 4. The provisions of this Section 4.09 shall similarly apply to successive Merger Events.
     Section 4.10. Other Adjustments. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the best interests in the Company, provided the Company has given to Holders at least 15 days’ prior notice, in accordance with Section 12.02, of any such increase in the Conversion Rate. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 4.06, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to shareholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders.
     Section 4.11. Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment in accordance with Section 12.02, and file with the Trustee an Officers’ Certificate briefly stating the Conversion Rate, the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
     Section 4.12. Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.
     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.09, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.09.
     Section 4.13. Settlement Upon Conversion. Except as described in this Section 4.13, we will not make any payment in cash or common stock or other adjustment for accrued and unpaid interest (including

Additional Interest, if any) on any Securities when they are converted. If Securities are surrendered for conversion after the Close of Business on a Record Date for the payment of interest but prior to 9:00 a.m. New York City time on the corresponding Interest Payment Date, a Holder of such Securities at the Close of Business, on such Record Date will receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion of those Securities prior to that Interest Payment Date, assuming such Holder was the holder of record of such Securities at the Close of Business on such Record Date; provided, however, that each Holder agrees, by accepting a Security, that if the Holder surrenders any Securities for conversion during such period, such Holder must pay the Company at the time such Holder surrenders its Securities for conversion interest (including Additional Interest) in accordance with the next sentence. Securities surrendered for conversion during the period from the Close of Business on any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest (including Additional Interest, if any) payable on such Interest Payment Date on the Securities so converted; provided that no such payment need be made (a) if the Company has specified a Fundamental Change Purchase Date in respect of the Securities that is after the Close of Business on a Record Date and on or prior to 9:00 a.m. New York City time on the corresponding Interest Payment Date; (b) in respect of any conversion which occurs after the Close of Business on the Record Date for the interest payment due on the Maturity Date and on or prior to the Maturity Date or (c) to the extent of any overdue interest, if any such amount exists at the time of conversion with respect to such Security.
ARTICLE 5
Covenants
     Section 5.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture, including payments of Cash and shares of Common Stock due upon conversion. The principal amount and Fundamental Change Purchase Price and accrued and unpaid interest shall be considered paid on the date it is due if the Paying Agent holds by 11:00 a.m., New York City time, on such date, in accordance with this Indenture, Cash designated and sufficient for the payment of all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest and Additional Interest, if any, at the rate borne by the Securities per annum.
     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (in each case, without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     Each installment of accrued and unpaid interest and Additional Interest, if any, on the Securities due on any Interest Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Securityholders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Securityholder with an aggregate principal amount in excess of $2,000,000, at the application of such Holder in writing to the Registrar not later than the relevant record date accrued and unpaid interest and Additional Interest, if any, on such Holder’s Securities shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest and Additional Interest, if any, made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
     Section 5.02. Reports and Certain Information. (a) The Company shall file with the Trustee, within 30 days after it is required to file them with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such reports, information or documents filed with the SEC pursuant to its Electronic Date Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed filed with the Trustee and provided further that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment from the SEC. The Company shall comply with the provisions of TIA Section 314(a), whether or not the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture or any applicable law.
     (b) The Company shall notify the Trustee of any changes to its fiscal year.
     Section 5.03. Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company, as to his or her knowledge of the Company’s compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
     Section 5.04. Maintenance of Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or, following any consolidation, merger, conveyance, transfer or lease in accordance with Section 6.01, its legal existence as a Person permitted to be the resulting, surviving or transferee Person in accordance with Section 6.01.
     Section 5.05. Stay, Extension and Usury Laws. The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount or Fundamental Change Purchase Price in respect of Securities, or any interest (including any Additional Interest) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.06. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent in the United States where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
     Section 5.07. Notice of Default. In the event that any Default or Event of Default shall occur, the Company shall give prompt (and in any event within thirty (30) days after the Company becomes aware of such Default or Event of Default) written notice by an Officers’ Certificate of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.
     Section 5.08. Additional Interest Notice. In the event that the Company elects to pay Additional Interest to the Securityholders pursuant to Section 7.03, the Company will provide written notice to the Trustee as set forth in Section 7.03.
ARTICLE 6
Consolidation, Merger, Conveyance, Transfer or Lease
     Section 6.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor Person in a single transaction or series of transactions, unless:
     (a) either:
     (i) the resulting, continuing, surviving or transferee Person is the Company; or
     (ii) the resulting, continuing, surviving or transferee Person is a corporation or limited liability company (provided, that the successor may be a limited liability company only if the Securities remain convertible into common stock of a corporation) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (c) if as a result of such transaction the Securities become convertible into Common Stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Securities and this Indenture; and
     (d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee may conclusively rely), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 6.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 7
Default and Remedies
     Section 7.01. Events of Default. An “Event of Default” shall occur if:
     (a) the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at maturity, on a Fundamental Change Purchase Date or otherwise), whether or not such payment is prohibited by the subordination provisions set forth in Article 9;
     (b) the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest, if any) when due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article 9;
     (c) the Company fails to deliver all shares of Common Stock when such Common Stock is required to be delivered upon conversion of any Securities, and such default continues for five Business Days;
     (d) the Company fails to provide the Fundamental Change Company Notice when required by this Indenture and such default continues for five Business Days;
     (e) the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture (other than a covenant or warranty or default whose performance or breach is elsewhere in this Section 7.01 specifically provided for) and such failure continues for 60 days after receipt by the Company of a Notice of Default;
     (f) the acceleration of principal and/or accrued interest with respect to Indebtedness, where the amount of such accelerated principal and/or interest is in an amount in excess of $40 million because of a default with respect to such Indebtedness without such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default. However, if any such failure or acceleration shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred and any acceleration as a result of the related event of default shall be automatically rescinded;
     (g) the Company, or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, commences a voluntary case or proceeding; consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; consents to the appointment of a Custodian of it or for any substantial part of its property; or makes a general assignment for the benefit of its creditors; or
     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or a Significant Subsidiary in an involuntary case or proceeding; appoints a Custodian of the Company or a Significant Subsidiary for any substantial part of the property of the Company or such Significant Subsidiary; or orders the winding up or liquidation of the Company or a Significant Subsidiary; and in each case of this subclause (h) the order or decree remains unstayed and in effect for 60 consecutive days.
     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A default under clause (e) or (f) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the Default, and the Company does not cure the Default (and such Default is not waived) within the time period specified in clauses (e) or (f) above, as applicable, after actual receipt of such notice. The notice given pursuant to this Section 7.01 must be in writing, specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 7.01 is cured in accordance herewith, it shall cease to be a Default.
     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 5.03), a Paying Agent, any Holder or any agent of any Holder, which notice references the Securities and this Indenture.
     Section 7.02. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (g) or (h) of Section 7.01) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such declaration on, all the Securities then outstanding to be due and payable upon any such declaration, and the same shall thereupon become and be immediately due and payable.
     If an Event of Default with respect to the Company specified in clause (g) or (h) of Section 7.01 occurs, all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such default on, all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding or the Holders originally causing the acceleration by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default, other than the nonpayment of the principal of, plus accrued and unpaid interest (including Additional Interest, if any) on, the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 8.06 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     Section 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest on the Securities, the payment of Cash and, if applicable, shares of Common Stock upon conversion or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
     Notwithstanding anything to the contrary in this indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the Company’s failure to comply with the covenant set forth in Section 5.02 hereof, for the failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or for any failure to comply with the requirements of

Section 314(a)(1) of the TIA (any such obligation, the “Reporting Obligations”), shall for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities at an annual rate of 0.25% of the principal amount of the Securities (the “Additional Interest”). If the Company so elects, such Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the Reporting Obligations hereof first occurs to but not including the 91st day thereafter (or such earlier date on which the Event of Default relating to the Reporting Obligations shall have been cured or waived). On such 91st day (or earlier, if such Event of Default is cured or waived prior to such 91st day), such Additional Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 91st day, the Securities will be subject to acceleration as provided above. The provisions set forth in this paragraph will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. For the avoidance of doubt, the Additional Interest shall not begin accruing until the Company fails to comply with the Reporting Obligations for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding. In the event Company does not elect to pay the Additional Interest in accordance with this paragraph, the Securities will be subject to acceleration as provided above. In order to elect to pay the Additional Interest as the sole remedy during the first 90 days after the occurrence of an Event of Default relating to failure to comply with the Reporting Obligations, the Company must notify the Trustee and the Paying Agent of such election on or before the close of business on the date on which such Event of Default occurs. Upon the Company’s failure to timely give such notice or pay the Additional Interest, the Securities will be subject to acceleration as provided above.
     Section 7.04. Waiver of Defaults and Events of Default. Subject to Section 7.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing or future Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or any interest (including Additional Interest, if any) on any Security, or the payment of any applicable Fundamental Change Purchase Price, or a failure by the Company to deliver shares of Common Stock (and Cash in lieu of any fractional shares) upon conversion in accordance with Article 4 or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 10.02, cannot be modified or amended without the consent of the Holders of each outstanding Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 7.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 7.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 7.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 7.06. Limitations on Suits. Subject to Section 7.07, a Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:
     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
     (c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of security or indemnity; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.
     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.
     Section 7.07. Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment in Cash of the principal amount, Fundamental Change Purchase Price or interest (including Additional Interest, if any) on any Security, on or after the respective due dates expressed in the Security and this Indenture, receive shares of Common Stock (and Cash in lieu of fractional shares) upon conversion in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 7.08. Collection Suit by Trustee. If an Event of Default in the payment of principal or interest (including Additional Interest, if any) or Additional Interest specified in clause (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 8.06.
     Section 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.10. Priorities. Any money or property collected by the Trustee pursuant to this Article 7, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be paid out in the following order:

     First, to the Trustee (including any predecessor Trustee) for amounts due under Section 8.06;
     Second, to Securityholders for amounts due and unpaid on the Securities for the principal amount, interest (including Additional Interest, if any), the Fundamental Change Purchase Price, amounts due upon conversion (including amounts resulting from a Make-Whole Fundamental Change), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
     Third, the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.
     Section 7.12. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 8
Trustee
     Section 8.01. Certain Duties and Responsibilities of Trustee. (a) In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:
     (i) the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture;

but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this subsection shall not be construed to limit the effect of Section 8.01(b);
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding (determined as provided in Section 2.08) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and
     (iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.
     (d) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee (in any capacity, including Paying Agent, Registrar or Conversion Agent) shall be subject to the provisions of this Section.
     Section 8.02. Certain Rights of Trustee. Except as otherwise provided in Section 8.01:
     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in any such document;
     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Company’s Board of Directors or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);
     (c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;
     (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make even further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) The Trustee shall not be deemed to have knowledge or be charged with knowledge of an Event of Default except (i) if the Trustee is acting as Paying Agent, any Default or Event of Default occurring pursuant to Sections 5.01, 7.01(a) or 7.01(b), (ii) if the Trustee is acting as Conversion Agent, any Default or Event of Default occurring pursuant to Sections 5.01 or 7.01(c), and (iii) any Default or Event of Default of which the Trustee shall have received written notification which references the Securities and this Indenture or of which a Responsible Officer shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 5.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein);
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant hereto, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed by the Trustee to act hereunder;
     (j) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;
     (k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and
     (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
     Section 8.03. Trustee Not Responsible for Recitals or Issuance or Securities. (a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.
     (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.
     (c) The Trustee or any Authorized Agent shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee.
     Section 8.04. May Hold Securities. The Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 8.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent or Registrar.
     Section 8.05. Moneys Held in Trust. Subject to the provisions of Section 7.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.
     Section 8.06. Compensation and Reimbursement. (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct. The Company covenants and agrees to indemnify the Trustee (and its officers, agents, directors, shareholders and employees) for, and to hold it harmless against, any loss, liability or expense (including, without limitation, reasonable attorney’s fees and expenses) incurred without gross negligence or bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.
     (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

     (c) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     (d) For the purposes of this Section 8.06, the “Trustee” shall include any predecessor Trustee; provided, however, that the gross negligence, bad faith or willful misconduct of any Trustee or other indemnified party hereunder shall not affect the rights of any other Trustee hereunder.
     (e) The provisions of this Section shall survive the discharge of this Indenture and resignation or removal of the Trustee.
     Section 8.07. Reliance on Officers’ Certificate. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Opinion of Counsel delivered to the Trustee and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.
     Section 8.08. Disqualification: Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.
     Section 8.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.
     Section 8.10. Resignation and Removal; Appointment of Successor. (a) The Trustee or any successor hereafter appointed may at any time resign as Trustee with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities by or pursuant to a resolution of the Board of Directors. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any one of the following shall occur:
     (i) the Trustee shall fail to comply with the provisions of Section 8.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months;
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by or pursuant to a resolution of the Board of Directors, or, unless the Trustee’s duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after such notification of removal by the Holders, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may, as it may deem proper prescribe or appoint a successor trustee.
     (d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.
     (e) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the Holders of a majority in principal amount of the Securities at that time outstanding pursuant to Subsection (c) of this Section, if the Company shall have delivered to the Trustee (i) a resolution of the Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 8.11, the Trustee shall be deemed to have resigned as contemplated in subsection (a) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (a) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 8.11, all as of such date, and all other provisions of this Section and Section 8.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (e).
     (f) At any time there shall be only one Trustee with respect to the Securities.

     Section 8.11. Acceptance of Appointment By Successor. (a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 8.06(b).
     (b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.
     (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 8.
     (d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.
     Section 8.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation or other business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other business entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other business entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other business entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 8.13. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.
     Section 8.14. Notice of Defaults. If a Default or Event of Default occurs and is continuing hereunder and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after such Default or Event of Default. Except in the case of a default in payment of principal of or interest (including Additional Interest, if any) on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interest of the Holders of such Securities.
     Section 8.15. Reports by Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the year 2008, the Trustee shall transmit to Securityholders such reports dated as of May 15 of the year in which such report is made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA, including, without limitation, Section 313(a) thereof, at the times and in the manner provided pursuant thereto. In the event that, on any such reporting date, no events have occurred under the applicable sections of the TIA within the 12 months preceding such reporting date, the Trustee shall be under no duty or obligation to provide such reports. The Trustee shall also comply with TIA Section 313(b)(2). The Trustee shall transmit by mail all reports as required by TIA Section 313(c).
     (b) A copy of each such report shall, at the time of such transmission to Securityholders, be delivered to the Company and filed by the Trustee with each stock exchange upon which the Securities are listed and with the SEC in accordance with TIA Section 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.
ARTICLE 9
Subordination
     Section 9.01. Agreement to Subordinate. The Company agrees, and each holder of Securities by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment in full in cash or other consideration satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. The holders of the Securities agree that the Securities are unsecured and agree that neither they nor the Trustee shall accept any security from the Company or any Subsidiary unless and until the Senior Debt shall have been paid in full in cash or other consideration satisfactory to the holders of the Senior Debt.
     Section 9.02. Liquidation, Dissolution, Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, any assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:
     (a) holders of Senior Debt shall be entitled to receive payment in full of all obligations due in respect of such Senior Debt (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not the claim for such interest would be allowed) in cash or other consideration satisfactory to the holders of the Senior Debt before holders of Securities shall be entitled to receive any payment or other distribution of any kind or character (whether in cash, property or securities (other than by conversion under Article 4 hereof)) with respect to the Securities; and
     (b) until all Senior Debt is paid in full in cash or other consideration satisfactory to the holders of the Senior Debt, any distribution to which holders of Securities would be entitled but for this Article 9 shall be made to holders of Senior Debt, as their interests may appear; and
     (c) if any payment with respect to the Senior Debt made prior to such proceeding is subsequently set aside, the Senior Debt shall be reinstated to the extent of the amount set aside and the provisions of this Article 9 shall continue to apply thereto until the Senior Debt has been indefeasibly paid in full.
     Section 9.03. Default on Senior Debt and/or Designated Senior Debt.
     (a) In the event of any default in payment of the principal of or premium, if any, or interest on, or any other payment obligation under any Senior Debt beyond any applicable grace period with respect thereto (a “Payment Default”), then, until all such payments due in respect of such Senior Debt have been paid in full in cash or other consideration satisfactory to holders of Senior Debt or such default shall have been cured or waived or shall have ceased to exist, no payment or distribution shall be made by the Company with respect to the principal of, or interest (including Additional Interest, if any) on the Securities or to acquire any of the Securities (including any repurchase pursuant to the repurchase right of a Holder pursuant to Article 3).
     (b) In addition, if the Trustee shall receive written notice from one or more holders of Designated Senior Debt or one or more representatives of such holder or holders that there has occurred and is continuing under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default (other than a Payment Default), which default shall not have been cured or waived, giving the holders of such Designated Senior Debt the right to declare such Designated Senior Debt immediately due and payable (a “Payment Blockage Notice”), then, anything contained in this Indenture to the contrary notwithstanding, no payment or distribution on account of the principal of or interest (including Additional Interest, if any) on the Securities, and no repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company during the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of 179 calendar days thereafter, on the date on which such non-Payment Default is cured or waived or shall have ceased to exist or all payments due with respect to the Senior Debt have been paid in full.
     Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in Section 9.01 and the first sentence of this Section 9.03), unless the holder(s) of such Designated Senior Debt or the representative(s) of such holder(s) shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after the end of such Payment Blockage Period. No new Payment Blockage Period may start unless at least 90 days have elapsed during which no default with respect to Designated Senior Indebtedness has occurred or was continuing and in no event shall more than two Payment Blockage Notices become effective during any 365-day period. No default under Designated Senior Debt that is not a Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice delivered to the Trustee shall be, or be made, the basis of a subsequent Payment Blockage Notice unless such default shall have been cured for a period of at least 90 consecutive days (and provided that in no event shall more than two Payment Blockage Notices become effective during any 365-day period).
     (c) In the event any judicial proceeding shall be pending with respect to any Payment Default with respect to Senior Debt or non-payment default with respect to Designated Senior Debt, then, anything contained in this Indenture to the contrary notwithstanding, no payment on account of the principal of or interest on the Securities, and no repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company.
     Section 9.04. Acceleration of Securities. In the event of the acceleration of the Securities because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Securities in respect of obligations with respect to Securities and may not acquire or purchase from the Trustee or any holder of Securities any Securities until all Senior Debt has been paid in full in cash or other consideration satisfactory to holders of Senior Debt or such acceleration has been rescinded in accordance with the terms of this Indenture.
     If payment of the Securities is to be accelerated because of an Event of Default (other than an Event of Default with respect to the Company specified in Section 7.01(g) or (h)), the Company shall promptly notify holders of Senior Debt or trustee(s) of such Senior Debt before the acceleration.
     Section 9.05. When Distribution Must Be Paid Over. In the event that the Trustee, any holder of Securities or any other person receives any payment or distribution of assets of the Company or any collateral security of any kind with respect to the Securities in contravention of any terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be paid over and delivered to the holders of Senior Debt or their representative(s), to the extent necessary to make payment in full in cash or other consideration satisfactory to such holders of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; provided, that the foregoing shall apply to the Trustee only if a Responsible Officer of the Trustee has actual knowledge (as determined in accordance with Section 8.02) that such payment or distribution is prohibited by this Indenture.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 9, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Securities or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 9, except if such payment or distribution is made as a result of the willful misconduct or negligence of the Trustee.
     Section 9.06. Notice by Company. The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any obligations with respect to the Securities or the purchase of any Securities by the Company to violate this Article 9, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article 9.
     Section 9.07. Subrogation. After all Senior Debt is indefeasibly paid in full and until the Securities are paid in full, holders of Securities shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Securities have been applied to the payment of Senior Debt. A distribution made under this Article 9 to holders of Senior Debt that otherwise would have been made to holders of Securities is not, as between the Company, its creditors other than holders of Senior Debt and holders of Securities, a payment by the Company on the Securities.
     Section 9.08. Relative Rights. This Article 9 defines the relative rights of holders of Securities and holders of Senior Debt. Nothing contained in this Indenture shall otherwise:
     (a) impair, as between the Company and holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including Additional Interest, if any) on the Securities in accordance with their terms;
     (b) affect the relative rights of holders of Securities and creditors (other than with respect to Senior Debt) of the Company, other than their rights in relation to holders of Senior Debt; or
     (c) prevent the Trustee or any holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the notice requirements of Section 7.02 and to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Securities.
     If the Company fails because of this Article 9 to pay principal of or interest (including Additional Interest, if any) on a Security on the due date, the failure is still a Default or Event of Default.
     Section 9.09. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any holder of Securities or by the failure of the Company or any such holder to comply with this Indenture.

     Section 9.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative(s).
     Upon any payment or distribution of assets of the Company referred to in this Article 9, the Trustee and the holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.
     Section 9.11. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article 9 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 8.04), and the Trustee may continue to make payments on the Securities, unless a Responsible Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Securities to violate this Article 9. Only the Company or the holder or representative of any class of Senior Debt may give such notice.
     Nothing contained in this Article 9 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 8.06.
     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
     Section 9.12. Authorization to Effect Subordination. Each holder of a Security by such holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 9, and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 7.09 at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Securities.
     Section 9.13. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.
     Section 9.14. Senior Debt Entitled to Rely. The holders of Senior Debt shall have the right to rely upon this Article 9, and no amendment or modification of the provisions contained herein shall diminish or adversely affect the rights of such holders of Senior Debt outstanding at the time of such amendment or modification unless such holders shall have agreed in writing thereto.
     Section 9.15. Permitted Payments. Notwithstanding anything to the contrary contained in this Article 9, the holders of Securities may receive and retain at any time on or prior to the Maturity Date (a) securities that are subordinated to at least the same extent as the Securities to (i) Senior Debt and (ii) any securities issued in exchange for Senior Debt and (b) payments and other distributions made from any trust created pursuant to Section 11.01.
     Section 9.16. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. All rights and interests under this Indenture of any holder of Senior Debt and all agreements of the Trustee, the Company and the holders of the Securities under this Article 9 shall remain in full force and effect irrespective of any lack of validity or enforceability of any document or instrument relating to the Senior Debt or any other circumstance that might otherwise constitute a defense available to or a discharge of the Trustee, the Company or such holder.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article 9 or the obligations hereunder of the holders of the Securities to the holders of Senior Debt, do any one or more of the following, subject to any rights of the Company in respect thereof: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other person.
     Section 9.17. Certain Conversions Deemed Payment. For the purposes of this Article 9 only, (i) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (ii) the payment, issuance or delivery of Cash (except in satisfaction of fractional shares pursuant to Section 4.02(a)), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term “junior securities” means (a) shares of any stock of any class of the Company and securities into which the Securities are convertible pursuant to Article 4 and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 9. Nothing contained in this Article 9 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.
ARTICLE 10
Amendments, Supplements and Waivers
     Section 10.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Securityholder:
     (a) to cure any ambiguity, omission, defect or inconsistency, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this

Indenture, provided that such action pursuant to this clause (a) shall not adversely affect the interests of the Holders in any material respect;
     (b) to provide for uncertificated Securities in addition to or in place of Certificated Securities;
     (c) to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;
     (d) to add a guarantor;
     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (f) to secure the Securities;
     (g) to increase the Conversion Rate;
     (h) to comply with the rules of any applicable securities depositary, including the Depositary;
     (i) to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” contained in the Prospectus to the extent that the text of the “Description of the Notes” was intended by the Company and the Underwriters to be a recitation of the text of this Indenture or the Securities as represented by the Company to the trustee in an Officers’ Certificate;
     (j) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;
     (k) to provide for the issuance of Additional Securities, to the extent that the Company and the Trustee deem such amendment or supplement necessary or advisable in connection with such issuance; provided that no such amendment or supplement shall impair the rights or interests of any Holder of outstanding Securities; or
     (l) to add to the covenants listed in Article 5 or Events of Default listed in Article 7 for the benefit of the Holders or surrender any right or power conferred upon the Company;
     (m) to establish the forms or terms of the Securities if issued in certificated form;
     (n) make any change to this Indenture or forms or terms of the Securities that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture or the Securities of any such Holder; or
     (o) to execute a supplemental indenture in accordance with Section 4.09.
     Notwithstanding the foregoing, no modification or amendment may be made to the subordination provisions in Article 9 of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.
     Section 10.02. With Consent of Holders. The Company and the Trustee may amend or supplement the Securities or this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 7.04 and Section 7.07, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may, without notice to the Holders of Securities, waive compliance in any instance by the Company with any provision of the Securities or this Indenture or waive any past default under this Indenture and its consequences, except a default in the payment of any amount due, or in the obligation to deliver Common Stock, with respect to any Security or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Security affected. However, notwithstanding the foregoing but subject to Section 10.04, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:
     (a) change the stated maturity of the principal of or the payment date of any installment of interest (including Additional Interest, if any) on or with respect to the Securities;
     (b) reduce the principal amount of, the Fundamental Change Purchase Price of, or the Conversion Rate (except as provided in this Indenture) or rate of interest or Additional Interest on, any Security;
     (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;
     (d) change the currency in which payment of principal of, the Fundamental Change Purchase Price of, or interest with respect to, the Securities is payable;
     (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;
     (f) modify the provisions with respect to the repurchase rights of Holders as provided in Article 3 in a manner adverse to Holders;
     (g) adversely affect the right of Holders to convert Securities in any material respect, other than as provided in this Indenture;
     (h) modify the subordination provisions in Article 9 hereof in a manner adverse to Holders;
     (i) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of this Indenture; or
     (j) alter the manner of calculation or rate of accrual of interest or Additional Interest or Fundamental Change Purchase Price or the Conversion Rate (except as permitted under Section 10.01(g)) on any Security or extend the time for payment of any such amount.
     It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under Section 10.01 or this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 10.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

     Section 10.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     After any amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.
     Section 10.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Section 10.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the effectiveness of such amendment or supplement have been satisfied or duly waived.
     Section 10.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 11
Satisfaction and Discharge
     Section 11.01. Satisfaction and Discharge of the Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (a) either
     (i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or
     (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Maturity Date, upon acceleration, with respect to any Fundamental Change Purchase Date, upon conversion or otherwise and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, Cash, Common Stock or other consideration, or a combination thereof, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on such date;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 and, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(ii), the obligations of the Trustee under Section 11.02 shall survive such satisfaction and discharge.
     Notwithstanding anything herein to the contrary, Article 4, Article 11, and Section 2.04, Section 2.06, Section 2.07, Section 2.08, Section 2.14, Section 5.01, Section 5.05, Section 5.06 and Section 8.06 shall survive any discharge of this Indenture until such time as there are no Securities outstanding.
     Section 11.02. Repayment to the Company. The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Securityholders with respect to such Cash or securities for that period commencing after the return thereof.
ARTICLE 12
Miscellaneous
     Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, including, without limitation, the duties imposed by TIA Section 318(c), the required provision of the TIA shall control.
     Section 12.02. Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person, sent by overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the parties hereto as follows:
     If to the Company, to:
ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344-2252
Attention: General Counsel
Facsimile No.: (952) 917-0637
     If to the Trustee, to:
U.S. Bank National Association
60 Livingston Avenue
St. Paul Minnesota 55107-1419

Attention: Corporate Trust Services
(ADC ____% Convertible Subordinated Notes due 2015)
Facsimile No.:651/495-8097
     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, if mailed by first-class mail (registered or certified, return receipt requested); upon acknowledgement of receipt, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by guaranteed overnight courier.
     The Company or the Trustee by notice to the other in the manner prescribed above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.
     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, or delivered by hand or by an overnight delivery service to it at its address shown on the Register and shall be sufficiently given if so mailed or delivered within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.
     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except as set forth above as to the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 12.03. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other Person shall have the protection of TIA Section 312(c).
     Section 12.04. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
     (i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officers’ Certificate provided pursuant to Section 5.03) shall include:
     (i) a statement that the person making such certificate or opinion has read such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;
provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 12.05. Record Date for Vote or Consent of Securityholders. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
     Section 12.06. Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
     Section 12.07. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If an Interest Payment Record Date or other record date is a Legal Holiday, the record date shall not be affected.
     Section 12.08. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 12.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 12.10. No Recourse Against Others. No recourse for the payment of the principal of, or accrued and unpaid interest (including Additional Interest, if any), on, any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, employee, agent, officer, director, partner or Subsidiary of the Company as such or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.
     Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 12.12. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.
     Section 12.13. Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 12.14. Calculations in Respect of the Securities. The Company or its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, and the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.
     Section 12.15. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

ADC TELECOMMUNICATIONS, INC.
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,
By:
Name:
Title:

(Signature page to Indenture)

EXHIBIT A
[FORM OF FACE OF SECURITY]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[FORM OF REVERSE SIDE OF SECURITY]
ADC TELECOMMUNICATIONS, INC.
•% Convertible Subordinated Notes due July 15, 2015

No. ___	CUSIP:	U.S. $
ISIN:
     ADC Telecommunications, Inc., a Minnesota corporation (the “Company,” which term shall include any successor Person under the Indenture referred to on the attached “Terms of the Notes”), promises to pay to Cede & Co., or registered assigns, the principal amount of • Dollars ($•) on July 15, 2015, and to pay interest thereon, in arrears, from and including the most recent interest payment date to which interest has been paid or duly provided for (or if no interest has been paid, from, and including December ___, 2007), to, but excluding, January 15 and July 15 of each year (each, an “Interest Payment Date”), beginning on July 15, 2008, at a rate of • % per annum until the principal hereof is paid or made available for payment at July 15, 2015, or upon acceleration, or until such date on which this security is converted or purchased as provided herein. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an “Interest Payment Record Date”); provided, however, that interest shall be paid to a Person other than the Person in whose name this Security is registered at the Close of Business on the Interest Payment Record Date as provided herein.
     Reference is hereby made to the further provisions of this Security set forth on the attached “Terms of the Notes,” which further provisions shall for all purposes have the same effect as if set forth at this place.
[Signature page follows]

2

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: [               ], 2007

ADC TELECOMMUNICATIONS, INC.,
By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,
By:
Name:
Title:

3

ADC TELECOMMUNICATIONS, INC.
• % CONVERTIBLE SUBORDINATED NOTES DUE July 15, 2015
     This Security is one of a duly authorized issue of • % Convertible Subordinated Notes due July 15, 2015 (the “Securities”) of the Company issued under an Indenture, dated as of December ___, 2007 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
1. Interest.
     ADC Telecommunications, Inc., a Minnesota corporation (the “Company”), promises to pay interest (including any Additional Interest) on the principal amount of this Security at the rate per annum shown above. The Company will pay interest (including any Additional Interest), payable semi-annually in arrears, on January 15 and July 15 of each year, with the first payment to be made on July 15, 2008, subject to limited exceptions if the Securities are converted prior to the relevant interest payment date. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, December ___, 2007, in each case to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment.
     Payment of the principal of, and interest (including any Additional Interest) on, the Securities shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
3. Paying Agent, Registrar, Conversion Agent.
     Initially, the Trustee shall act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, subject to the terms of the Indenture.
4. Indenture.
     The Securities are general subordinated unsecured obligations of the Company initially limited to $• aggregate principal amount. The Company may, without consent of the Securityholders, issue

4

Additional Securities under the Indenture with the same terms as the Securities in an unlimited aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.
5. Purchase by the Company Upon a Fundamental Change.
     Subject to the terms and conditions set forth in Article 3 of the Indenture, each Holder shall have the option to require the Company to repurchase its Securities upon the occurrence of a Fundamental Change.
6. Conversion.
     Subject to the terms and conditions set forth in Article 4 of the Indenture, a Holder of a Security may convert the principal amount of such Security into shares of Common Stock at ay time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, at the Conversion Rate in effect on the Conversion Date; provided, however, that, if such Security is submitted or presented for repurchase pursuant to Article 3 of the Indenture, such conversion right shall terminate at the Close of Business on the Fundamental Change Repurchase Date for such Security (unless the Company shall default in making the Fundamental Change Repurchase Price payment when due, in which case the conversion right shall terminate at the Close of Business on the date such default is cured and such Security is repurchased).
7. Denominations; Transfer; Exchange.
     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
8. Persons Deemed Owners.
     The registered Holder of a Security may be treated as the owner of such Security for all purposes.
9. Unclaimed Money or Securities.
     The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
10. Amendment, Supplement and Waiver.
     Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and, subject to certain exceptions, an existing or future Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the

5

Securities to, among other things, cure any ambiguity, defect or inconsistency or make any change that does not adversely affect in any material respect the interests under the Indenture of any Holder.
11. Defaults and Remedies.
     Subject to certain exceptions set forth in the Indenture, if an Event of Default (excluding an Event of Default specified in Sections 7.01(g) or 7.01(h) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and accrued and unpaid interest (including any Additional Interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in Sections 7.01(g) or 7.01(h) of the Indenture with respect to the Company occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
12. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.
13. No Recourse Against Others.
     No recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.
14. Authentication.
     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
15. Abbreviations.
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
16. Indenture to Control; Governing Law.
     TO THE EXTENT PERMITTED BY APPLICABLE LAW, IF ANY PROVISION OF THIS SECURITY CONFLICTS WITH THE EXPRESS PROVISIONS OF THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL GOVERN AND BE CONTROLLING. THIS

6

SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7

17 Copies of Indenture.
     The Company shall furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota 55344-2252, Facsimile No.: • Attention: General Counsel.

8

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number) __________________

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)
* Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

9

CONVERSION NOTICE
To convert this Security into Common Stock of the Company, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $
If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)
* Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE EXERCISE NOTICE
UPON A FUNDAMENTAL CHANGE
To: ADC Telecommunications, Inc.
The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from ADC Telecommunications, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, together with accrued interest to, but excluding, the Repurchase Date, to the registered Holder hereof.
Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be repurchased
(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES
The following exchanges, repurchases or conversions of a part of this Global Security have been made:

PRINCIPAL
	AMOUNT OF	AMOUNT OF	AMOUNT OF THIS
	DECREASE IN	INCREASE IN	GLOBAL	SIGNATURE OF
DATE OF	PRINCIPAL	PRINCIPAL	SECURITY	AUTHORIZED
EXCHANGE,	AMOUNT OF THIS	AMOUNT OF THIS	FOLLOWING	SIGNATORY OF
REPURCHASE OR	GLOBAL	GLOBAL	SUCH DECREASE	SECURITIES
CONVERSION	SECURITY	SECURITY	OR INCREASE	CUSTODIAN

EXHIBIT B
     The following table sets forth the increase in the Conversion Rate, expressed as a number of additional shares of Common Stock to be received per $1,000 principal amount of Securities, upon a conversion in connection with a Make-Whole Fundamental Change that occurs in the corresponding period.